Exhibit 99.5

AON CORPORATION

200 East Randolph Street

Chicago, Illinois 60601

August 17, 2010

Dear Hewitt Associates, Inc. Stockholder:

Thank you for your support as we work toward completing the merger between Aon Corporation (“Aon”) and Hewitt Associates, Inc. (“Hewitt”).  On July 11, 2010, Aon, two wholly owned subsidiaries of Aon and Hewitt entered into an Agreement and Plan of Merger (the “Merger Agreement”).  The merger will be considered at a special meeting of Hewitt stockholders to be held on September 20, 2010.  Subject to the receipt of stockholder approval and satisfaction of certain other closing conditions, we presently expect that the merger will be completed during the third or fourth calendar quarter of 2010.

Under the terms of the Merger Agreement, each Hewitt stockholder has the opportunity to elect to receive, as merger consideration for each share of Hewitt common stock that he, she or it owns, (1) a “mixed election” of a combination of 0.6362 of a share of Aon common stock and $25.61 in cash, (2) a “cash election” of an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”), or (3) a “stock election” of a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP.

The consideration to be paid to holders of Hewitt common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options).

Enclosed is an Election Form and Letter of Transmittal and related documents.  Please complete, sign and return the Election Form and Letter of Transmittal, with all of your Hewitt stock certificates or confirmation of book-entry transfer, as applicable, to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), in order to make an election.  In addition, enclosed is an Election and Transmittal Information Booklet for your reference.  Please use the enclosed envelope to return your Election Form and Letter of Transmittal and your stock certificates, confirmation of a book-entry transfer, or a properly completed Notice of Guaranteed Delivery to the Exchange Agent.  Do not send your stock certificates or any other documents to Hewitt or Aon.

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the Exchange Agent no later than the election deadline, which will be 5:00 p.m., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”), at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

There is a limited period of time for you to deliver your Election Form and Letter of Transmittal and your Hewitt stock certificate(s) or confirmation of book-entry transfer.  Therefore, we encourage you to submit your Election Form and Letter of Transmittal and Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, promptly.  If you do not make a valid election, you will be deemed to have made a mixed election with respect to your shares of Hewitt common stock.  You should note that if you elect to receive Aon common stock, the value of the merger consideration you receive will depend on the market value of Aon’s common stock at the effective time of the merger.  Information regarding Aon’s stock price can be obtained by calling Innisfree at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

You can find additional information on the merger, its terms and related transactions in the Joint Proxy Statement/Prospectus dated August 17, 2010, which was previously mailed to Hewitt stockholders of record as of August 16, 2010 and is also available through the Securities and Exchange Commission’s web site at www.sec.gov.  The information contained in the Joint Proxy Statement/Prospectus speaks as of August 17, 2010, and does not reflect subsequent developments.  However, the Joint Proxy Statement/Prospectus incorporates by reference subsequent filings with the Securities and Exchange Commission by Aon and Hewitt.  You should rely only on the information contained or expressly incorporated by reference in the Joint Proxy Statement/Prospectus.  We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in those documents.

If you have any questions regarding the election materials, please call Innisfree at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

Gregory C. Case
President and Chief Executive Officer

Time is Critical.	Please Complete and Return Promptly

ELECTION FORM AND LETTER OF TRANSMITTAL
To accompany certificates representing shares of common stock, par value $0.01 per share, of Hewitt Associates, Inc.

If your Hewitt Associates, Inc. Stock Certificate(s) has been lost, stolen, misplaced or mutilated, contact Computershare.  See Instruction 3.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR
SEND BY OVERNIGHT DELIVERY

Method of delivery of the stock certificate(s) is at the option and risk of the owner thereof.  See Instruction 5.  Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

For information, call the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at

(877) 456-3463 (toll-free) or (212) 750-5833 (collect)

Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2010 (the “Merger Agreement”), by and among Aon Corporation  (“Aon”), Alps Merger Corp., a wholly-owned subsidiary of Aon, Alps Merger LLC, a wholly-owned subsidiary of Aon, and Hewitt Associates, Inc. (“Hewitt”), each Hewitt stockholder has the opportunity to elect to receive, as merger consideration for each share of Hewitt common stock that he, she or it owns, (1) a “mixed election” of a combination of 0.6362 of a share of Aon common stock and $25.61 in cash, (2) a “cash election” of an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”), or (3) a “stock election” of a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP.  For a full discussion of the merger, the merger consideration and the effect of this election, see the Joint Proxy Statement/Prospectus, dated August 17, 2010 (the “Proxy Statement”).

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which will be 5:00 p.m., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling Innisfree at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

This election governs the merger consideration that you, as a stockholder of Hewitt, will receive if the merger is consummated.  This election may also affect the tax consequences of the merger to you.

DESCRIPTION OF SHARES OF HEWITT COMMON STOCK SURRENDERED

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on Certificate(s)	Certificate No(s).	Number of Shares

TOTAL SHARES

Check the box below to make an election to receive (1) a “mixed election” of a combination of 0.6362 of a share of Aon common stock and $25.61 in cash, (2) a “cash election” of an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the Closing Aon VWAP, or (3) a “stock election” of a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP, subject to automatic proration and adjustment, as applicable and as provided in the Merger Agreement.  If no box is checked, you will be deemed to have made a “mixed election” with respect to your shares of Hewitt common stock.

ELECTION

I hereby elect to receive the following as consideration for my shares of Hewitt common stock:

☐	MIXED ELECTION — a combination of 0.6362 of a share of Aon common stock and $25.61 in cash. Number of Shares

☐

CASH ELECTION — an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the Closing Aon VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

                                 Number of Shares

☐

STOCK ELECTION — a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the closing Aon VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

                                 Number of Shares

You will be deemed to have made a “MIXED ELECTION” if,

A.	You fail to follow the instructions to this “Election Form and Letter of Transmittal” or otherwise fail to make a valid election; or

B.

A completed “Election Form and Letter of Transmittal,” together with your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the Exchange Agent by the Election Deadline.

☐

Shares of Aon common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.  Please check this box if you would like to receive a physical Aon stock certificate in lieu of non-certificated book entry shares in respect of any shares of Aon common stock which you are entitled to receive.

The merger consideration to be paid to holders of Hewitt common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options).

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your Hewitt shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority at the address above prior to the Election Deadline.  Do not send this document or your Hewitt stock certificates to Hewitt or Aon.

The undersigned represent(s) that I (we) have full authority to surrender the certificate(s) described above for exchange without restriction.  Please issue the stock certificate representing the shares of Aon common stock to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, in the name shown above and to the above address, unless special instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the new certificate and check are to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate and check are to be mailed to some address other than the address reflected above. Mail to:

Name(s):	Name(s):
Address:	Address:

(See Instruction 7)	(See Instruction 8)

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED Signature of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 7.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate. If signature is by a trustee, executor, administrator, guardian, Attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 6 and 7.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program”, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm

Title, if any Important: Area Code/Phone No.	Address of Firm – Please Print

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service (“IRS”) Form W-8, as applicable.

INSTRUCTIONS
(Please read carefully the instructions below)

1.                                       Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related Hewitt Associates, Inc. (“Hewitt”) common stock certificates, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).  The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2.                                       Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline.  The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3.                                       Surrender of Certificate(s), Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority.  If your certificate(s) has been lost, stolen, misplaced or destroyed, contact Computershare at (877) 282-1168 prior to submitting this Election Form and Letter of Transmittal.

4.                                       Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Hewitt common stock via registered mail or through a book-entry transfer for shares held in street name.  The Exchange Agent and Hewitt will use their commercially reasonable efforts to facilitate return of Hewitt stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting Hewitt stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5.                                       Method of Delivery: Your Election Form and Letter of Transmittal, together with your stock certificate(s) or confirmation of book-entry transfer, as applicable, must be sent or delivered to the Exchange Agent.  Do not send them to Aon or Hewitt.  The method of delivery (mail, overnight delivery service) of stock certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder.  Delivery will be deemed effective only when received.  If the stock certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested.  A return envelope is enclosed.

6.                                       New Certificate/Check Issued In the Same Name: If the stock certificate representing the shares of Aon common stock to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, are to be issued in the same name as the surrendered stock certificate(s), the Election Form and Letter of Transmittal must be completed and signed exactly as the surrendered certificate is registered in Hewitt’s transfer records.  Do not sign the certificate(s) surrendered herewith if (1) such certificate(s) are submitted by the registered owner of the shares represented by such certificate(s) who has not completed the section entitled “Special Issuance/Payment Instructions” or (2) such certificate(s) are submitted for the account of an Eligible Institution (as defined below).  If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s).  If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations.  Election forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

7.                                       Special Issuance/Payment Instructions: If checks and new certificates are to be made payable to or registered in other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in this box.  The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the Substitute Form W-9.  If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”).  If the surrendered stock certificates are registered in the name of a person other than the person signing this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the person signing this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8.                                       Special Delivery Instructions: If checks and new certificates are to be delivered to other than the name(s) that appear on the surrendered certificate(s) or to the registered holders of the existing certificates at an address other than that appearing on the “Election Form and Letter of Transmittal” indicate the name(s) and address in this box.

9.                                       Substitute Form W-9: Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9.  If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any cash.  The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future.  If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares.  Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give the Exchange Agent.  Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements.  To prevent possible erroneous backup withholding, an exempt stockholder should indicate their exempt status on Substitute Form W-9.  See the enclosed Substitute Form W-9 guidelines for additional instructions.  In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status.  Such form can be obtained from the Exchange Agent.

TO STOCKHOLDERS OF HEWITT ASSOCIATES, INC.

ELECTION AND TRANSMITTAL INFORMATION BOOKLET

This information booklet from Aon Corporation  (“Aon”) is provided to stockholders of Hewitt Associates, Inc. (“Hewitt”).  It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election and submit your Hewitt stock certificates.  We urge you to read the instructions to the enclosed Election Form and Letter of Transmittal carefully and review the Frequently Asked Questions below, as well as the Joint Proxy Statement/Prospectus dated August 17, 2010 (the “Proxy Statement”), which you received in connection with Hewitt’s special meeting of stockholders to be held on September 20, 2010.  After reviewing these materials, please complete the Election Form and Letter of Transmittal and send it in the enclosed envelope to the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”).  If you have additional questions after reading these materials, you should contact the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

The deadline for receipt of your Election Form and Letter of Transmittal is 5:00 P.M., Eastern Time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”) Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.

FREQUENTLY ASKED QUESTIONS

1.                                      Why have I been sent an Election Form and Letter of Transmittal?

On July 11, 2010, Hewitt and Aon entered into the Agreement and Plan of Merger, by and among Aon, Alps Merger Corp., a wholly-owned subsidiary of Aon, Alps Merger LLC, a wholly-owned subsidiary of Aon, and Hewitt (the “Merger Agreement”), a copy of which was attached as Annex A to the Proxy Statement.  Under the Merger Agreement, you, as a Hewitt stockholder, have the option to elect to receive (1) a “mixed election” of a combination of 0.6362 of a share of Aon common stock and $25.61 in cash, (2) a “cash election” of an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”), or (3) a “stock election” of a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP, subject to the automatic proration and adjustment procedures set forth in the Merger Agreement and described in the Proxy Statement and the response to Question 10 below.

An Election Form and Letter of Transmittal is being mailed to each holder of record of Hewitt common stock as of August 16, 2010, the record date for the special meeting of Hewitt stockholders to consider the Merger Agreement.  It is to be used to make a mixed, cash or stock election and to surrender stock certificates.  If you also hold shares of Hewitt common stock in “street name” through a brokerage firm, you will receive election instructions from that firm.

2.                                      What is the Election Form and Letter of Transmittal?

The enclosed Election Form and Letter of Transmittal does two things.  First, it lets us know your preferred form of payment of the merger consideration for your shares of Hewitt common stock.  Second, it allows you to surrender your Hewitt stock certificates in order to receive the merger consideration for the shares of Hewitt common stock that you own.

3.                                      How do I complete the Election Form and Letter of Transmittal?

The Election Form and Letter of Transmittal is divided into separate sections.  Instructions for completing each section are set forth in the Election Form and Letter of Transmittal, where applicable.  You are entitled to make  a mixed election, cash election or stock election with respect to each of your shares of Hewitt common stock.

When completed, please sign and date the Election Form and Letter of Transmittal and send it to Computershare in the enclosed envelope along with your Hewitt stock certificates or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority so that you can make your election to receive cash, shares of Aon common stock or a combination of cash and shares of Aon common stock.  Please see Question 15 for important information concerning the transmittal of your Election Form and Letter of Transmittal to Computershare.  Please note that if your shares are held jointly, signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the Election Form and Letter of Transmittal authorizes the Exchange Agent, Computershare Trust Company, N.A., to take all actions necessary to accomplish the delivery of the shares of Aon common stock and/or cash in exchange for your shares of Hewitt common stock.

If you hold your shares of Hewitt common stock in the form of Hewitt stock certifcate(s), please return your Hewitt stock certificate(s) along with the Election Form and Letter of Transmittal in the enclosed envelope.  Do not sign the back of your stock certificates except in those circumstances described in Instruction 7, “Special Issuance/Payment Instructions,” of the Election Form and Letter of Transmittal.

4.                                      How do I make an election if I hold my shares through a broker or other nominee?

If you hold your shares of Hewitt common stock through a broker or other nominee, they must make an election for your shares on your behalf in accordance with your instructions.  Please instruct them how to exchange your shares by completing the election instructions you will receive from them.  Please contact your broker with any questions.

5.                                      When is my Election Form and Letter of Transmittal due?

Your Election Form and Letter of Transmittal and your Hewitt stock certificate(s) must be RECEIVED by the Exchange Agent by the Election Deadline.  If you hold your shares through a broker or other nominee, you must return your election instructions to them in time for them to respond by the Election Deadline.  Please refer to the instructions provided by your broker or other nominee.

6.                                      What happens if I do not submit an Election Form and Letter of Transmittal, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit an Election Form and Letter of Transmittal, miss the election deadline or otherwise fail to make a valid election, you will be deemed to have  a mixed election.  Holders of record of shares of Hewitt common stock as of August 16, 2010 who do not submit an Election Form and Letter of Transmittal, miss the election deadline or otherwise fail to make a valid election, will receive from the Exchange Agent, Computershare Trust Company, N.A., a letter of transmittal and instructions for use in surrendering stock certificates in connection with the payment of the merger consideration payable upon a mixed election.

7.                                      I have received more than one set of identical election materials related to the Merger Agreement in connection with the election.  Do I need to complete them all?

Yes.  If you received more than one set of election materials, this indicates that you own stock in more than one manner or in more than one name.  For example, you may have shares registered directly with Hewitt; you may own Hewitt shares through a third party, such as a broker; or you may own shares in both single name and joint name.  Each set of election materials you receive is specific to the manner in which you hold your shares of Hewitt common stock.  Failure to properly complete an Election Form and Letter of Transmittal means that no valid election will be made with respect to the shares to which that Election Form and Letter of Transmittal applies and you will be deemed to have made the mixed election with respect to such shares.

8.                                      Under the terms of the Merger Agreement, what will I receive in exchange for my Hewitt shares upon completion of the merger?

You may elect to receive, for each share of Hewitt common stock that you own, either:

•      a “mixed election” of a combination of 0.6362 of a share of Aon common stock and $25.61 in cash;

•      a “cash election” of an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the Closing Aon VWAP; or

•      a “stock election” of a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP.

The merger consideration to be paid to holders of Hewitt common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable and as described in the response to Question 10 below, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options).

9.                                      Do I have to make the same election with respect to all of the Hewitt shares that I own?

No.  You may elect to make a mixed election, cash election or stock election with respect to each of your shares of Hewitt common stock.  Please follow the instructions for completing the applicable section of the Election Form and Letter of Transmittal.   For any shares of Hewitt common stock held by you that are not covered by a validly submitted Election Form and Letter of Transmittal, you will be deemed to have elected the mixed election.

10.                               Am I guaranteed to receive what I ask for on the election form?

No.  The aggregate amount of cash and the aggregate number of shares of Aon common stock to be paid and issued, respectively, to Hewitt stockholders pursuant to the merger are fixed. Each share of Hewitt common stock with respect to which a Hewitt stockholder makes an election to receive the mixed consideration and each share of Hewitt common stock held by a Hewitt stockholder who fails to make any valid election with respect to such stockholder’s shares of Hewitt common stock, will receive $25.61 in cash and 0.6362 of a share of Aon common stock, which amounts are not subject to proration or adjustment.

However, if the elections of all Hewitt stockholders electing to receive solely the cash consideration or the mixed consideration (including all Hewitt stockholders who fail to make a valid election with respect to their shares of Hewitt common stock) result in an oversubscription or undersubscription of the aggregate amount of cash available to be paid by Aon to Hewitt stockholders as merger consideration, the aggregate amount of cash payable by Aon in the merger will not be increased or decreased.

Similarly, if the elections of all Hewitt stockholders electing to receive solely the stock consideration or the mixed consideration (including all Hewitt stockholders who fail to make a valid election with respect to their shares of Hewitt common stock) result in an oversubscription or undersubscription of the aggregate number of shares of Aon common stock available to be issued by Aon to Hewitt stockholders as merger consideration, the aggregate number of shares of Aon common stock to be issued by Aon in the merger will not be increased or decreased.

Rather, in either such case, the Exchange Agent will allocate between cash and Aon common stock in the manner described in “The Merger Agreement—Merger Consideration—Cash Consideration” and “The Merger Agreement—Merger Consideration—Stock Consideration” beginning on page 106 of the Proxy Statement to ensure that the total amount of cash paid and the total number of shares of Aon Common Stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options). Accordingly, there is no assurance that a Hewitt stockholder that has made a valid election to receive solely cash consideration or solely stock consideration will receive the form or combination of consideration elected with respect to the shares of Hewitt common stock held by such stockholder.

11.                               Will I receive any fractional shares?

No.  No fractional shares of Aon common stock will be delivered in the merger.  Instead, you will be entitled to receive cash, without interest, for any fractional share of Aon common stock you might otherwise have been entitled to receive, in accordance with the terms of the Merger Agreement.

12.                               How long will it take to receive cash or Aon shares after the effective date of the merger?

If the Exchange Agent receives a valid Election Form and your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority by the Election Deadline, the cash and/or shares of Aon common stock to which you are entitled will be mailed by the Exchange Agent as soon as practicable after the effective date of the merger.  If the Exchange Agent receives your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority after the Election Deadline, you will receive the cash and/or shares of Aon common stock from the Exchange Agent as soon as practicable after the receipt of your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority by the Exchange Agent.

Shares of Aon common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement unless a physical Aon stock certificate is requested by checking the applicable box on the Election Form.

13.                               What if I cannot locate my stock certificate(s)?

If your certificate(s) representing shares of Hewitt common stock has(have) been lost, stolen, misplaced or mutilated, you should contact Computershare.  See Instruction 3 to the Election Form and Letter of Transmittal.

14.                               What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options.  The tax consequences to you of the merger will depend on the facts of your own situation.  Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Hewitt common stock for shares of Aon common stock, cash, or a combination of shares of Aon common stock and cash.  You can also refer to the general description of tax consequences under the caption, “The Merger — Material United States Federal Income Tax Consequences” beginning on page 89 of the Proxy Statement.

15.                               How should I send in my signed documents and stock certificates?

An envelope addressed to the Exchange Agent is enclosed with this package.  You may use this envelope to return your Election Form and Letter of Transmittal, your Hewitt stock certificates, and any additional documentation that may be required to make your election complete.  If you do not have the envelope, you may send the Election Form and Letter of Transmittal and any additional documentation to:

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

If you are mailing stock certificates, we recommend that they be sent (using the return envelope provided) registered mail, properly insured, with return receipt requested.  You may instead choose to send your documentation to the Exchange Agent by an overnight delivery service, also properly insured.  The amount of insurance that may be purchased from overnight delivery services may be greater than is available if you send the documents by mail.  Please do not return any documents to Hewitt or Aon.

Until your Hewitt stock certificates are actually received by the Exchange Agent, delivery is not effected.  You hold title to the certificates and you bear the risk of loss.

16.                               Are there any fees associated with the exchange?

There are no fees associated with the exchange unless you need to replace missing stock certificates or request a check or certificate representing Aon common stock in a name(s) other than your name.

17.                               How do I change my address on the Election Form and Letter of Transmittal?

Mark through any incorrect address information that is printed on the front of the Election Form and Letter of Transmittal.  Clearly print the correct address in the area beside the printed information.  If you would like to receive your merger consideration at a different address than that imprinted on the front of the Election Form and Letter of Transmittal, please complete the box entitled “Special Delivery Instructions” on the Election Form and Letter of Transmittal.

18.                               What do I do if:

(a)                     I want to change the name on my certificate?

(b)                     I want to have my check made payable to someone else?

(c)                     The owner or co-owner of the shares is deceased?

Please complete the “Special Issuance/Payment Instructions” in the Election Form and Letter of Transmittal in order to transfer the shares or cash to someone else.

19.                               Will Hewitt common stock continue to trade until the effective time of the merger?

Yes.  Hewitt common stock will continue to trade on the New York Stock Exchange during the election period and until the effective time of the merger.  However, after your Election Form and Letter of Transmittal is submitted to the Exchange Agent, you will not be able to trade your shares of Hewitt common stock subject to such form, unless your election is properly revoked as described in the response to Question 20 below.

20.                               Can I revoke my election?

Any election may be revoked prior to the Election Deadline with respect to all or any portion of the Hewitt common shares subject to such election.  To revoke an election, a written notice of revocation must (1) specify the name of the stockholder having made the election to be revoked, and (2) be signed by the stockholder in the same manner as the original signature on the Election Form and Letter of Transmittal by which such election was made.  A new election may be made by submitting a new Election Form and Letter of Transmittal prior to the Election Deadline.

21.                               Who do I call if I have additional questions?

You may contact Innisfree at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

DELIVERY INSTRUCTIONS

By Mail:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Courier:

Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions
Suite V
250 Royall Street
Canton, MA 02021

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN
TIME, ON THE DATE THAT IS TWO BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER (THE “ELECTION DEADLINE”).

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

On July 11, 2010, Hewitt Associates, Inc.  (“Hewitt”) entered into the Agreement and Plan of Merger, by and among Aon Corporation  (“Aon”), Alps Merger Corp., a wholly-owned subsidiary of Aon, Alps Merger LLC, a wholly-owned subsidiary of Aon, and Hewitt (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated August 17, 2010 and mailed to Hewitt stockholders of record as of August 16, 2010), you have the opportunity to elect to receive, as merger consideration for each share of Hewitt common stock that you own, the following, subject to certain limitations:

1.               MIXED ELECTION — a combination of 0.6362 of a share of Aon common stock and $25.61 in cash.

2.               CASH ELECTION — an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”).

3.               STOCK ELECTION — a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

Hewitt stockholders will be deemed to have made a “MIXED ELECTION” if,

A.            This “Election Form and Letter of Transmittal” is completed incorrectly or they otherwise fail to make a valid election; or

B.            A completed “Election Form and Letter of Transmittal,” together with your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), by the Election Deadline.

If no option is chosen on the Election Form and Letter of Transmittal, a Hewitt stockholder will be deemed to have selected the “Mixed Election” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Hewitt common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options).

For your information and for forwarding to those of your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.               The Election and Transmittal Form Information Booklet regarding the election process for holders of record of Hewitt common stock.

2.               The Election Form and Letter of Transmittal, with instructions, that enables a holder of record of Hewitt common stock to make his or her election and surrender his or her Hewitt stock certificates, including a Substitute Form W-9 to certify his or her taxpayer identification/social security number.

3.               The Substitute Form W-9 Guidelines.

4.               A Notice of Guaranteed Delivery to be used by brokers, dealers and other nominees to make an election if the procedures for delivering the applicable certificates representing shares of Hewitt common stock cannot be completed on a timely basis.

5.               A proposed client letter, which you may wish to use to obtain election instructions from your clients.

YOUR PROMPT ACTION IS REQUIRED.  PLEASE CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.  PLEASE NOTE THAT THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY THE ELECTION DEADLINE.  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to obtain instructions from your client as promptly as practicable.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).

For an election to be valid, a duly executed and properly completed Election Form and Letter of Transmittal (or facsimile thereof), including any required signature guarantees and any other documents, should be submitted to the Exchange Agent, together with either certificate(s) representing surrendered shares or confirmation of their book-entry transfer, as applicable, in a timely manner and in accordance with the instructions contained in the Election Form and Letter of Transmittal.

Stockholders whose certificate(s) are not immediately available or who cannot deliver such certificate(s) and all other documents to the Exchange Agent, or who cannot complete the procedures for book-entry transfer, prior to the Election Deadline must surrender their shares according to the procedure for guaranteed delivery set forth in the enclosed Notice of Guaranteed Delivery.

No fees or commissions will be payable by Hewitt or Aon, or any officer, director, stockholder, agent, or other representative of Hewitt or Aon, to any broker, dealer or other person for soliciting surrender of shares pursuant to the election (other than fees paid to Computershare for services in connection with the election and exchange process).  Aon will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients whose shares are held by you as a nominee or in a fiduciary capacity.

Any inquiries you may have with respect to the election should be addressed to Innisfree at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).  Additional copies of the enclosed materials may be obtained by contacting Computershare.

AON CORPORATION

Gregory C. Case
President and Chief Executive Officer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE THE APPOINTMENT OF YOU OR ANY PERSON AS AN AGENT OF HEWITT, AON, COMPUTERSHARE, INNISFREE, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR TO AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE ELECTION OTHER THAN THE USE OF THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ELECTION INFORMATION

THE RIGHT TO MAKE AN ELECTION WILL EXPIRE IF AN ELECTION FORM AND LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., EASTERN TIME, ON THE DATE THAT IS TWO BUSINESS DAYS PRECEDING THE CLOSING DATE OF THE MERGER.  THE TIME AND DATE OF THE EXPIRATION OF THE ELECTION PERIOD IS HEREIN REFERRED TO AS THE “ELECTION DEADLINE.”  UNLESS WE HAVE OTHERWISE ADVISED YOU OF AN EARLIER PROCESSING DEADLINE, IT IS IMPERATIVE THAT WE RECEIVE YOUR INSTRUCTIONS BY THE DATE THAT IS TWO BUSINESS DAYS PRIOR TO THE ELECTION DEADLINE IN ORDER TO PROPERLY FULFILL YOUR INSTRUCTIONS.

To Our Clients:

On July 11, 2010, Hewitt Associates, Inc.  (“Hewitt”) entered into the Agreement and Plan of Merger, by and among Aon Corporation  (“Aon”), Alps Merger Corp., a wholly-owned subsidiary of Aon, and Alps Merger LLC, a wholly-owned subsidiary of Aon, and Hewitt (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement (attached as Annex A to the Joint Proxy Statement/Prospectus dated August 17, 2010 and mailed to Hewitt stockholders of record as of August 16, 2010), you have the opportunity to elect to receive, as merger consideration for each share of Hewitt common stock that you own, the following, subject to certain limitations:

1.               MIXED ELECTION — a combination of 0.6362 of a share of Aon common stock and $25.61 in cash.

2.               CASH ELECTION — an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”).

3.               STOCK ELECTION — a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP, subject to automatic proration and adjustment, as applicable, as discussed below.

Hewitt stockholders will be deemed to have made a “MIXED ELECTION” if,

A.            This “Election Form and Letter of Transmittal” is completed incorrectly or they otherwise fail to make a valid election; or

B.            A completed “Election Form and Letter of Transmittal,” together with your Hewitt stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the Exchange Agent by the Election Deadline.

If no option is chosen on the Election Form and Letter of Transmittal, the Hewitt stockholder will be deemed to have selected the “Mixed Election” and merger consideration will be paid under the terms of Option 1 above.

The merger consideration to be paid to holders of Hewitt common stock making a cash election or stock election in connection with the merger is subject, pursuant to the terms of the Merger Agreement, to automatic proration and adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Aon common stock issued by Aon in the merger each represents approximately 50% of the aggregate merger consideration (taking into account the roll-over of Hewitt stock options).

Because we are the holder of record for your shares, only we can make an election for your shares in accordance with your instructions.  Please instruct us on how to exchange your shares of Hewitt common stock.  If you do not instructs us as to how to exchange your shares, we will not make an election for you and you will be deemed to have made the “Mixed Election” under the terms of Option 1 above.

Please note the following:

•                  The Election Deadline is 5:00 P.M., Eastern time, on the date that is two business days preceding the closing date of the merger.  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger.  You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).  Unless we have otherwise advised you of an earlier processing deadline, it is imperative that we receive your instructions not later than the date that is two business days prior to the Election Deadline, but you are encouraged to return your instructions as promptly as practicable.

•                  If you miss our processing deadline specified above, you will be deemed to have made a Mixed Election with respect to your shares of Hewitt common stock.

•                  Different tax consequences may be associated with each of the election options.  The tax consequences to you of the merger will depend on the facts of your own situation.  Therefore, you should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your shares of Hewitt common stock for shares of Aon common stock, cash, or a combination of shares of Aon common stock and cash.  You can also refer to the general description of tax consequences under the caption, “The Merger — Material United States Federal Income Tax Consequences” beginning on page 89 of the Proxy Statement.

Please provide your signed instructions below:

ELECTION OPTIONS

☐                                    MIXED ELECTION — a combination of 0.6362 of a share of Aon common stock and $25.61 in cash.

Number of Shares

☐                                    CASH ELECTION — an amount of cash equal to the sum of (a) $25.61 and (b) the product obtained by multiplying 0.6362 by the closing volume-weighted average price of Aon common stock, rounded to four decimal points, on the New York Stock Exchange for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the merger (the “Closing Aon VWAP”), subject to automatic proration and adjustment, as applicable, as provided in the Merger Agreement.

Number of Shares

☐                                    STOCK ELECTION — a number of shares of Aon common stock equal to the sum of (a) 0.6362 and (b) the quotient obtained by dividing $25.61 by the Closing Aon VWAP, subject to automatic proration and adjustment, as applicable, as provided in the Merger Agreement.

Number of Shares

Account Number

If you do not elect one of these options, the Exchange Agent will treat you as having made the “Mixed Election.”

☐                                    Shares of Aon common stock will be issued in non-certificated book entry form via a Direct Registration System® (DRS) stock distribution statement.  Please check this box if you would like to receive a physical Aon stock certificate in lieu of non-certificated book entry shares in respect of any shares of Aon common stock which you are entitled to receive.

Signature of Stockholder	Signature of Stockholder	Phone Number

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE ELECTING STOCKHOLDER.  IF DELIVERED BY MAIL,
REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, IS RECOMMENDED.
IN ALL CASES, SUFFICIENT TIME SHOULD BE
ALLOWED TO ENSURE DELIVERY.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT YOUR BROKER OR
FINANCIAL ADVISOR DIRECTLY.

PROMPT ACTION IS REQUESTED.

NOTICE OF GUARANTEED DELIVERY
OF
SHARES OF COMMON STOCK
OF HEWITT ASSOCIATES, INC.

This form, or a facsimile hereof, must be used in connection with your election if:

1.                                       The certificates representing the shares of common stock of Hewitt Associates, Inc. (“Hewitt”) set forth on the reverse side of this Notice of Guaranteed Delivery, or other required documents, cannot be delivered to the Exchange Agent by the Election Deadline (as defined below); or

2.                                       The procedures for book-entry transfer of the shares of Hewitt common stock set forth on the reverse side of this Notice of Guaranteed Delivery cannot be completed prior to the Election Deadline.

This form, together with the Election Form and Letter of Transmittal, may be delivered to the Exchange Agent by hand, mail or facsimile transmission, and must be received by the Exchange Agent on or before 5:00 P.M., Eastern time, on the date that is two business days preceding the closing date of the merger (the “Election Deadline”).  Aon and Hewitt will publicly announce the Election Deadline at least five business days prior to the anticipated closing date of the merger, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable.

The Exchange Agent is:

Computershare Trust Company, N.A.

If delivering by mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By facsimile transmission: For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone for Eligible Institutions Only: (781) 575-2332	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than one listed above does not constitute a valid delivery.

The undersigned hereby surrenders to Computershare Trust Company, N.A., the exchange agent for the merger (the “Exchange Agent” or “Computershare”), the number of shares of Hewitt common stock set forth on the reverse side of this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of July 11, 2010, by and among Aon Corporation (“Aon”), Alps Merger Corp., a wholly-owned subsidiary of Aon, Alps Merger LLC, a wholly-owned subsidiary of Aon, and Hewitt, and described in the Joint Proxy Statement/Prospectus, dated August 17, 2010, and the related Election Form and Letter of Transmittal, receipt of which are hereby acknowledged.

Number of Shares Surrendered:

Certificate Number(s) (if available):

☐ Check Box if Shares Will Be Surrendered by Book-Entry Transfer

DTC Account Number:

Name(s) of Record Holder(s):

Address:

Telephone Number: ( )

Social Security Number or Employer Identification Number:

Dated: , 2010

Signature(s)

GUARANTEE

The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, hereby guarantees to deliver to the Exchange Agent certificates representing the shares tendered hereby, in proper form for transfer (or surrender shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company), together with (i) a properly completed and duly executed Election Form and Letter of Transmittal  (or facsimile thereof) with any required signature guarantees, and (ii) any other required document, within two business days after the Election Deadline of 5:00 P.M. Eastern Time, on the date that is two business days preceding the closing date of the merger.

Name of Firm:
(Authorized Signature)

Address:	Name:

Title:

Telephone Number: ( )	Dated: , 2010

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM.  STOCK CERTIFICATES MUST BE SENT WITH THE ELECTION FORM AND LETTER OF TRANSMITTAL.

This form is not to be used to guarantee signatures.  If a signature on the Election Form and Letter of Transmittal requires a Medallion Signature Guarantee, such guarantee must appear in the applicable space provided on the Election Form and Letter of Transmittal.  If you have any questions regarding the election materials, please call the information agent for the transaction, Innisfree M&A Incorporated, at (877) 456-3463 (toll-free) or (212) 750-5833 (collect).